Exhibit 99.1

Anthem, Inc. Announces Key Management Changes

Board Elects Gail K. Boudreaux Chief Executive Officer and President

Joseph R. Swedish Will Continue as Executive Chairman, Anthem Board of Directors and

Senior Advisor

INDIANAPOLIS – November 6, 2017 – Anthem, Inc. (the “Company”) (NYSE: ANTM) today announced that Gail K. Boudreaux has been named Chief Executive Officer and President and appointed to the Company’s Board of Directors, effective November 20, 2017. Joseph R. Swedish, Chairman, President and Chief Executive Officer, Anthem, will serve as Executive Chairman, Anthem Board of Directors, stepping down in May 2018, and serve as Senior Advisor through May 2020.

“Gail Boudreaux is a decisive leader with deep expertise in the health care industry and an outstanding track record of driving results throughout her impressive career,” said George A. Schaefer, Jr., Lead Independent Director, Anthem Board of Directors. “The Anthem Board is confident Gail will draw from her extensive experience to deliver strong operating performance, excellent financial results and a laser focus on customer experience and shareholder value. In an evolving industry, Gail brings the right skills for the times.”

“The Board wants to thank Joe Swedish for his visionary leadership and steadfast commitment to expanding access to high quality, affordable health care during a dynamic time for our company and our industry,” continued Mr. Schaefer. “We are fortunate that, as a result of Joe’s leadership, we have a foundation of strong performance that allows us the opportunity to transition to a new Chief Executive Officer. During his tenure, Anthem has exceeded consensus earnings expectations every year; Anthem membership has grown by four million (or 11 percent) to 40 million; the average Anthem share price has approximately tripled; and operating revenue has increased 39 percent to over $89 billion. Joe has reinvigorated the company’s culture, built a strategic growth platform, and put Anthem on track to realize our vision of being America’s valued health partner. The entire board would like to express our gratitude to Joe for his invaluable contributions.”

“Gail is widely recognized as a very successful executive in the health care industry,” said Mr. Swedish. “I am confident that her depth of experience will be of great benefit to our company, our associates and our members. It has been a privilege to lead Anthem and work with our more than 53,000 associates across the nation. As we move ahead, I look forward to working closely with Gail in this new capacity.”

“For more than 75 years, Anthem has worked tirelessly to make a positive difference in the lives of Americans,” said Ms. Boudreaux. “I’m honored to lead the organization into the future and continue to improve the lives of those we serve. We are dedicated to connecting our customers to the right resources so that they can realize their health care goals while simplifying the health care experience for them.”

Ms. Boudreaux recently served as Chief Executive Officer, United Healthcare, the medical insurance subsidiary of UnitedHealth Group, where she had responsibility for approximately $120 Billion in revenue, managed 60,000 employees and grew membership by more than eight million members in just six years. Prior to United Healthcare, Ms. Boudreaux served as Executive Vice President of Health Care Services Corporation with responsibility for Blue Cross/Blue Shield plans in Illinois, Texas, Oklahoma, and New Mexico and earlier as President of Blue Cross/Blue Shield of Illinois. She began her career in Aetna’s Management Development Program, serving in a variety of capacities over the course of two decades. Ms. Boudreaux received a Bachelor’s Degree in Psychology from Dartmouth College, and received her MBA in Finance with distinction from Columbia University. She and her husband will be moving to Indianapolis over the next few months.

About Anthem, Inc.

Anthem is working to transform health care with trusted and caring solutions. Our health plan companies deliver quality products and services that give their members access to the care they need. With over 73 million people served by its affiliated companies, including more than 40 million within its family of plans, Anthem is one of the nation’s leading health benefits companies. For more information about Anthem’s family of companies, please visit www.anthem.com/companies.

Forward-Looking Statements

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward- looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. These risks and uncertainties include: those discussed and identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government participation in, or regulation or taxation of, health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or Health Care Reform, and the impact of any future modification, repeal or replacement of Health Care Reform; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our participation in federal and state health insurance exchanges under Health Care Reform, which have experienced and continue to experience challenges due to implementation of Health Care Reform, and which entail uncertainties associated with the mix and volume of business, particularly in our Individual and Small Group markets, that could negatively impact the adequacy of our premium rates and which may not be sufficiently offset by the risk apportionment provisions of Health Care Reform; the ultimate outcome of litigation between Cigna Corporation (“Cigna”) and us related to the merger agreement between the parties, including our claim for damages against Cigna, Cigna’s claim for payment of a termination fee and other damages against us, and the potential for such litigation to cause us to incur substantial costs, materially distract management and negatively impact our reputation and financial positions; our ability to contract with providers on cost-effective and competitive terms; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties; our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; state guaranty fund assessments for insolvent insurers; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of investigations, inquiries, claims and litigation related to the cyber attack we reported in February 2015; changes in economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers, acquisitions and strategic alliances; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws. Investors are also advised to carefully review and consider the various risks and other disclosures discussed in our SEC reports.

Anthem, Inc. Contacts:

Investor Relations

Will Feest, 317-488-6057

William.feest@anthem.com

Media

Jill Becher, 414-234-1573

Jill.becher@anthem.com